                                                               EXHIBIT 10.2


                         FIRST AMENDED AND RESTATED
                            EMPLOYMENT AGREEMENT


        THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into by and between Aviation Group, Inc., a Texas corporation (the "Company"), and Lee Sanders, an individual resident of the State of Texas ("Employee"), as of April 15, 1997 (the "Effective Date").

                            W I T N E S S E T H :

        In consideration of the mutual covenants herein contained, the employment of Employee upon the terms, conditions and covenants set forth herein and each act performed pursuant hereto, the parties hereto agree as follows:

                                     I.

                            Employment and Duties

        1.1 Employment. For the term of employment as below stated, the Company hereby employs Employee as its President and Chief Executive Officer. Employee shall have the responsibility, subject to the general direction and control of the Board of Directors of the Company (the "Board"), of formulating the policies of the Company and administering its affairs and such other duties as are normally associated with and inherent in the capacities of President and Chief Executive Officer. Employee shall have authority to hire the staff necessary to accomplish the Company's goals.

        1.2 Employee's Loyalty. Employee agrees that, without the prior consent of the Company, Employee shall not during the term of this Agreement directly or indirectly (i) invest in any business which is competitive with that of the Company, (ii) attempt to influence customers or other business associates not to do business with or not to continue to do business with the Company, or (iii) take any other action inconsistent with the fiduciary responsibility of an employee to his employer.

                                     II.

                             Term of Employment

        2.1 Term. Subject to earlier termination as hereinafter provided, the term of employment of Employee hereunder shall commence on the Effective Date and shall end on the third anniversary of the Effective Date (the "Termination Date"); provided, however, the Termination Date shall be automatically extended by one year on each anniversary of the Effective Date unless either party shall have provided written notice of non-extension to the other party hereto not less than thirty (30) days prior to such anniversary date, or unless terminated in accordance with the provisions of Section 2.2 of this Agreement. As a consequence, unless such notice of non-extension is given, the term of employment of Employee hereunder shall be three years as of each anniversary date of the Effective

Date. As used herein, the phrase "Term of Employment" shall mean the foregoing term of employment as same is extended from year to year.

        2.2 Termination. This Agreement may be terminated at any time during the Term of Employment only by reason of and in accordance with the following:

                (a) Death. If Employee dies during the term of this Agreement and while in the employ of the Company, this Agreement shall automatically terminate as of the date of Employee's death; and the Company shall have no further obligation to Employee or his estate, except to pay to the estate of Employee (i) any accrued, but unpaid, Salary (as hereinafter defined) and any vacation or sick leave benefits which have accrued as of the date of death but were then unpaid or unused, and (ii) any declared, accrued Bonus Compensation (as hereinafter defined), if any.

                (b) Disability. If, during the term of this Agreement, Employee shall be prevented from performing his duties hereunder by reason of becoming totally disabled, then the Company, on thirty (30) days' prior notice to Employee, may terminate this Agreement. For purposes of this Agreement, Employee shall be deemed to have become totally disabled when (i) he receives "total disability benefits" under the Company's disability plan (whether funded with insurance or self-funded by the Company), or (ii) the Board, upon the written report of a qualified physician (after complete examination of Employee) designated by the Board, shall have determined that Employee has become physically and/or mentally incapable of performing his duties under this Agreement on a permanent basis. In the event of termination pursuant to this Section, the Company shall be relieved of all of its obligations under this Agreement, except to pay Employee any accrued, but unpaid Salary, any vacation or sick leave benefits which have accrued as of the date on which such permanent disability is determined, but then remain unpaid, and any declared Bonus Compensation. The provisions of the preceding sentence shall not affect Employee's rights to receive payments under the Company's disability insurance plan, if any.

                (c) Termination by the Company for Cause. Prior to the expiration of the term of this Agreement, the Company may discharge Employee for cause and terminate this Agreement without any further liability hereunder to Employee or his estate, except to pay any accrued, but unpaid, Salary, any declared Bonus Compensation, and any vacation benefits due to him. For purposes of this Agreement, a "discharge for cause" shall mean termination of Employee upon written notification to Employee limited, however, to one or more of the following reasons:

                        (i) Fraud, misappropriation or embezzlement by Employee in connection with the Company; or

                        (ii)    Conviction of Employee for a felony crime.

                                    III.

                          Compensation and Benefits

        3.1 Salary and Bonus. As compensation for his services to the Company and other duties and responsibilities herein contemplated, Employee shall receive from the Company an annual salary in the amount of $144,000.00 per year ("Salary"). The amount of the Salary shall be increased at the end of every calendar year during the Term of Employment based on any increases in the Consumer Price Index during that calendar year. Employee will also be entitled to receive the bonuses and additional compensation ("Bonus Compensation"), if any, described in Section 3.4 below.

        3.2 Employment Benefits. In addition to the Salary and Bonus Compensation payable to Employee hereunder, Employee shall be entitled to the following benefits upon satisfaction by Employee of the eligibility requirements therefor, subject to the following limitations:

                (a) Sick Leave Benefits and Disability Insurance. Unless this Agreement is terminated pursuant to the provisions of Section 2.2(b) hereof, Employee shall be paid sick leave benefits at his then prevailing Salary rate during his absence due to illness or other incapacity, reduced by the amount, if any, of worker's compensation, social security entitlements or disability benefits, if any, under the Company's group disability insurance plan. The Company, at its own expense, shall provide Employee with the maximum amount of disability insurance benefits allowed for one in the position of Employee with the Company under and consistent with any group disability insurance plan which the Company, at its election, may adopt. Notwithstanding anything herein to the contrary, Employee's sick leave days shall not exceed the number of sick leave days provided to employees of similar tenure and position in the Company as provided in the Company's policy manual, if any.

                (b) Life Insurance. The Company, at its own expense, shall provide Employee, subject to Employee passing any physical examination required by the Company's insurance company, life insurance benefits in a face amount of not less than one year's Salary under and consistent with any group term life insurance plan which the Company, at its election, may adopt.

                (c) Hospitalization, Accident, Major Medical and Dental Insurance. The Company, at its own expense, shall provide Employee (and all dependents of Employee) with group hospitalization, group accident, major medical, and dental insurance in amounts of coverage comparable to the coverage, if any, provided other employees in similar positions with the Company.

                (d) Vacations. Employee shall be entitled to a reasonable paid vacation each year during the term of this Agreement as determined by the Board, exclusive of holidays and weekends, which vacation shall be taken by Employee in accordance with the business requirements of the Company at the time and its personnel policies then in effect relative to this subject. Employee shall be entitled to at least four weeks of paid vacation per year, which Employee may use at any time during each year, and to the extent not used, during a subsequent year.

                (e) Working Facilities. The Company shall provide, at its expense, adequate facilities, equipment, supplies and personnel (including professional, clerical, support and other personnel) for Employee's use in performing his duties and responsibilities under this Agreement.

                (f) Other Employment Benefits. As an employee of the Company, Employee shall participate in and receive such other fringe benefits as may be in effect from time to time for employees of the Company, whether or not specifically enumerated herein and whether or not through any written plan or arrangement, upon satisfaction by Employee of the eligibility requirements therefor.

        3.3 Reimbursement of Employee Expenses. Employee is authorized to incur ordinary, necessary and reasonable expenses in connection with the performance of his duties and responsibilities under this Agreement and for the promotion of the business and activities of the Company during the term hereof, including, without limitation, expenses for necessary travel and entertainment and other items of expenses required in the normal and routine course of Employee's employment hereunder. The Company will reimburse Employee from time to time for all such business expenses incurred pursuant to and in conformity with the provisions of this Section provided that Employee presents to the Company documentary evidence of such expenses necessary to satisfy the reporting requirements of the Internal Revenue Code of 1986, as amended.

        3.4 Bonus Compensation. As additional compensation to Employee for his services to the Company and other duties and responsibilities herein contemplated, Employee may receive a bonus, the amount of which shall be within the sole discretion of the Board, based on merit, the Company's financial performance and other relevant criteria.

        3.5 Severance Pay. If the Company terminates the employment of Employee at any time, or if a change in ownership or control (as defined below) of the Company occurs and Employee voluntarily terminates his employment with the Company within one year after such change in ownership or control, the Company shall be required to pay Employee severance pay in an amount equal to the sum of the unpaid Salary for the remainder of the term of this Agreement plus the total Salary and Bonus Compensation paid to Employee by the Company during the 365 day period preceding such termination. Such severance pay shall be payable to Employee by the Company in cash on or before the thirtieth day after the effective date of such termination. For purposes of this Section 3.5, a "change in ownership or control" of the Company shall mean:

                (a) the appointment of any person other than Employee as President or Chief Executive Officer of the Company, or the failure to elect or re-elect Employee to, or the removal of Employee from, either of such positions;

                (b) any change in the composition of the Board of Directors of the Company whereby a majority of its number consists of persons who are not members of the Board as of the date of this Agreement, except if the election or appointment of such new directors was recommended or approved in advance and in writing by Employee;

                (c) any change in the constructive or actual ownership of the Company which would trigger the application of Section 382 of the Internal Revenue Code of 1986, as amended, to the Company;

                (d) any transfer or issuance of shares of the Company's stock representing more than 25% of the beneficial ownership of the Company if such transfer is not approved in advance and in writing by Employee;

                (e) any material change in the nature or scope of the authority, powers, functions or duties attached to the positions of President and Chief Executive Officer of the Company; or

                (f) any breach by the Company of any provision of this Agreement that is not embraced within the foregoing clauses (a) through
        (e) and that is not remedied within ten (10) days after receipt by the Company of written notice from Employee.

                                     IV.

                            Restrictive Covenants

        4.1     Trade Secrets, Propriety and Confidential Information.
Employee recognizes and acknowledges that Employee will acquire during his employment hereunder access to certain trade secrets and confidential and proprietary information of the Company (including, but not limited to, financial data, marketing and sales plans, customer and supplier lists, and technical and commercial information relating to the Company's properties, customers and suppliers). Employee acknowledges that the information he obtains through his employment hereunder constitutes valuable, special, and unique property of the Company and that the Company would suffer great loss and damage if he should violate the covenants set forth in this Agreement.
Employee acknowledges that such covenants and conditions are reasonable and necessary for the protection of the Company's business.

        4.2 Solicitation of Employees. Employee agrees that during the Term of Employment and until three years after the termination or expiration of the Term of Employment, he will not, directly or indirectly, or by act in concert with others, employ or attempt to employ or solicit for employment to any business which is competitive with the Company, any of the Company's employees, or seek to influence any employees of the Company to leave their employment with the Company.

        4.3 Nondisclosure of Trade Secrets, Propriety and Confidential Information. Employee agrees that without the prior written approval of the Company, Employee shall not during the Term of Employment or following the cessation of the Term of Employment for any reason disclose any of the Company's trade secrets or confidential or proprietary information to any person or firm, company, association, or other entity (except for authorized personnel of the Company) for any reason or purpose whatsoever; provided, however, that this Section shall not apply to the extent that Employee shall be required to provide information pursuant to a valid, lawful subpoena or court order so long as Employee shall have made his best efforts in good faith to cause the court of relevant jurisdiction, to the greatest extent possible, to limit the scope of such subpoena or order and protect the confidentiality of the information so disclosed.

        4.4 Noncompetition Agreement. Employee covenants and agrees to refrain for three years after any termination or expiration of his employment with the Company from engaging in, or being employed by or performing consulting services for any company or firm engaged in, the business of providing painting and/or paint stripping services for aircraft, aircraft cleaning services, ground handling services and/or light catering to the airline industry or any other business in which the Company may be engaged at the time of such employment termination or expiration.

        4.5 Solicitation of Business of Company. Employee covenants and agrees that during the Term of Employment Employee will not attempt to influence customers, suppliers, and other business associates not to do business with or not to continue to do business with the Company or its affiliates.

        4.6 Survival of Covenants. Sections 4.2, 4.3 and 4.4 hereof shall survive any expiration or termination of this Agreement and shall continue to bind the parties hereto in accordance with the terms hereof. The covenants contained in this Article IV shall be construed as covenants or agreements independent of any other provision of this Agreement and the allegation or existence of any claim or cause of action of Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants contained herein.

        4.7 Remedies. In the event of breach or threatened breach by Employee of any provision of this Article IV, the Company shall be entitled to relief by temporary restraining order, temporary injunction, permanent injunction, or otherwise in addition to other legal and equitable relief to which it may be entitled, including any and all monetary damages which the Company may incur as a result of said breach, violation or threatened breach or violation. The Company may pursue any remedy available to it concurrently or consecutively in any order as to any breach, violation, or threatened breach or violation, and the pursuit of one of such remedies at any time will not be deemed an election of remedies or waiver of the right to pursue any other of such remedies as to such breach, violation, or threatened breach or violation, or as to any other breach, violation, or threatened breach or violation.

                                     V.

                          Miscellaneous Provisions

        5.1 Notices. Whenever, in connection with this Agreement, any notice is required to be given or any other act or event is to be done or occur on or by a particular number of days, and the date thus particularized should be a Saturday, Sunday, or bank holiday in the City of Dallas, Texas, such date shall be postponed to the next day which shall not be a Saturday, Sunday, or bank holiday in the City of Dallas, Texas. In the event a notice or other document is required to be given hereunder to the Company or Employee, such notice or other document shall either be personally delivered or be mailed to the party entitled to receive the same by registered or certified mail, return receipt requested, at the appropriate address set forth below or at such other address as such party shall designate in a written notice given in accordance with this Section:

       Company:                                 Employee:

       Aviation Group, Inc.                     Lee Sanders
       700 North Pearl Street, Suite 2170       503 Little Creek Trail
       Dallas, Texas  75201                     Oak Leaf, Texas  75154


Notice shall be deemed given on the date of actual delivery, if delivered in person, or, if mailed, then on the date noted on the return receipt.

        5.2 Binding Effect. The rights and obligations of the parties shall inure to the benefit of and shall be binding upon their heirs, representatives, successors and assigns as the case may be.

        5.3 Severability. If any provision contained in this Agreement is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision which was determined to be void, illegal, or unenforceable had not been contained herein.

        5.4 Waiver, Modification, and Integration. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party. This instrument contains the entire agreement of the parties concerning employment and supersedes all prior and contemporaneous representations, understandings and agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by the Company and all such prior or contemporaneous representations, understandings and agreements, both oral and written, are hereby terminated. This Agreement may not be modified, altered or amended except by written agreement of all the parties hereto.

        5.5 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AND ACTIONS HEREON SHALL BE BROUGHT IN DALLAS COUNTY, TEXAS.

        5.6 Counterpart Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

        5.7 Captions. The captions herein are inserted for convenience only and shall not affect the construction of this Agreement.

        5.8 Replacement of Prior Agreement. This Agreement shall amend, replace and supersede that certain Employment Agreement between the Company and Employee dated effective as of March 1, 1996.

        IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

                                  COMPANY:

                                  AVIATION GROUP, INC., a
                                  Texas corporation



                                  By:    /s/ LEE SANDERS
                                     -----------------------------------------
                                  Name:  LEE SANDERS
                                       ---------------------------------------
                                  Title: President and Chief Executive Officer
                                        --------------------------------------


                                  EMPLOYEE:


                                   /s/ LEE SANDERS
                                  --------------------------------------------
                                  Lee Sanders